EXECUTION COPY

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement” or “First Amendment”), is entered into as of December 17, 2010 (the “Effective Date”) by and between:

GLOBAL AXCESS CORP, a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; NATIONWIDE MONEY SERVICES, INC., a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; EFT INTEGRATION, INC., a Florida corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, (collectively, the “Borrowers”); and FIFTH THIRD BANK, an Ohio Banking corporation, with an address at 9716 San Jose Blvd., Suite 200, Jacksonville, FL 32257(the “Bank”).

BACKGROUND

A.          The Borrowers and the Bank entered into a Loan and Security Agreement (the “Loan Agreement”) and related Loan Documents as of June 18, 2010, including a $2,000,000 Draw Loan Commitment and a $5,000,000 Term Loan Commitment. Borrowers have now requested additional financing in the amount of $1,650,000 for purposes other than as stated in the Loan Agreement, including the purchase of assets and customer contracts from FMiATM, Inc. and Tejas Video Partners, Ltd. to be used in connection with Borrowers’ ongoing business, which purchases and uses are to be subject to the reasonable approval of the Bank in accordance with the terms and conditions of the Loan Agreement and related Loan Documents, including all of the financial covenants stated therein.

B.          Pursuant to the Borrowers’ request, the Bank is willing to extend such financial accommodation to the Borrowers under the terms and conditions set forth in the Loan Agreement and related Loan Documents, as amended by this First Amendment.

In consideration of the foregoing and the mutual agreements hereinafter set forth, the Borrowers and the Bank hereby agree to supplement and amend the Loan Agreement to reflect the terms, covenants and conditions of this Agreement, as hereinafter provided.

1.	DEFINITIONS.

1.1          Capitalized Terms. Capitalized terms not otherwise defined herein shall continue to have the meanings given them in the Loan Documents as such term is defined in the Loan Agreement.

1.2          Modifications to Defined Terms. For the purposes of this First Amendment, the following capitalized words and phrases are modified as set forth below.

“Acquisition Agreements” shall mean the customer agreements acquired or to be acquired by Borrower from FMiATM, Inc. (“FMi”) and Tejas Video Partners, Ltd. (“Tejas”) as more particularly described on Schedule 6.1 hereto.

“Acquisition Assets” shall mean the ATM and/or DVD kiosks acquired by Borrower from FMi and/or Tejas as more particularly described on Schedule 6.2 hereto.

“Draw Loan” shall mean the sum of $1,650,000 available for disbursement to the Borrowers under advances made pursuant to this First Amendment, each advance as evidenced by a Draw Note in the principal face amount of such advance.

“Draw Loan Commitment” shall also include the sum of $1,650,000 as provided in this First Amendment.

“Draw Loan Maturity Date” will mean December 15, 2013, which is the expiration of the Draw Loan Commitment under this First Amendment.

“Draw Note Maturity Date” with respect to the Draw Notes provided for pursuant to this First Amendment shall be a date that is the earlier of (i) 36 months following the date of such Draw Note and (ii) expiration or earlier termination of the customer agreement(s) that were acquired with the proceeds of such Draw Note, but in any event not later than the Draw Loan Maturity Date.

“Draw Note” means each Draw Note provided for in this First Amendment, evidencing each advance under the Draw Loan.

“Draw Note Interest Rate” for the Draw Notes provided for in this First Amendment shall continue to be the Libor Rate.

2.	COMMITMENT OF THE BANK.

Subject to the remaining provisions of the Loan Agreement, as amended by this Agreement, the Bank agrees to make the Draw Loan available to the Borrowers in accordance with the following conditions:

2.1	Draw Loan.

(a)        Draw Loan Commitment. Subject to the Bank’s further approval, including Borrower’s pledge to the Bank of a first security interest in the Acquisition Agreements and Acquisition Assets in form and substance as approved by the Bank with respect to each draw and in reliance upon the continuing representations and warranties of the Borrowers set forth herein and in the Loan Agreement and related Loan Documents, the Bank agrees to make the Draw Loan available at such times as the Borrowers may from time to time request until, but not including, the Draw Loan Maturity Date; provided, however, that the aggregate principal balance of all Draw Loans outstanding at any time shall not exceed the combined Draw Loan Availability under the Loan Agreement and this First Amendment.

(b)        Draw Loan Interest and Principal Payments. Principal and interest payable under the Draw Notes shall be paid in monthly installments of principal plus interest fully amortized over the term of each Draw Note with the final payment of principal and accrued interest due and payable on the Draw Note Maturity Date for such Draw Note, or upon earlier acceleration of such Draw Note. The Draw Loan shall be used for the purposes stated in Preamble A of this First Amendment, subject to further approval of the Bank.

3.	CONDITIONS OF BORROWING.

Notwithstanding any other provision of the Loan Agreement as amended by this Agreement, the Bank shall not be required to disburse or make all or any portion of the Draw Loan if any of the following conditions shall have occurred.

3.1          Loan Documents. The Borrowers shall have failed to execute and deliver to the Bank any of the following Loan Documents (collectively, the “Loan Documents”), all of which must be satisfactory to the Bank in form, substance and execution:

(a)          First Amendment to Loan Agreement. Two copies of this First Amendment duly executed by Borrowers.

(b)          Draw Note. With respect to each disbursement under the Draw Loan, a Draw Note in the principal face amount of such disbursement duly executed by the Borrowers, in the form attached hereto as Exhibit A.

(c)          Collateral Assignment of Contracts and Additional Documents.

(i)           Two copies of a Collateral Assignment of Contracts (in the form attached hereto as Exhibit B) assigning to Bank for collateral security purposes all FMi and Tejas Customer Agreements relating to their ATM and DVD business as required by the Bank, in its sole discretion, in form, substance and execution approved by the Bank; and

(ii)           Such other agreements, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents relating to the Draw Loan which are provided for hereunder or which the Bank shall reasonably require.

(d)          Documentary Stamps/Taxes. Borrowers shall also be responsible for paying all documentary stamp taxes, recording and / or filing fees, taxes, intangible taxes, and similar obligations imposed on the disbursements of the Draw Loan and the securing of the Bank’s security interest in the Acquisition Collateral under this First Amendment.

3.2          Event of Default. Any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

3.3          Adverse Changes. A material adverse change in the financial condition or affairs of the Borrowers, as determined in the Bank’s sole and complete discretion, shall have occurred.

3.4          Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrowers or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, materially adversely affects the financial condition or continued operation of the Borrowers.

3.5          Representations and Warranties. Any representation or warranty of the Borrowers contained herein or in any Loan Document, including this First Amendment, shall be untrue or incorrect in any material way as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

4.	INSTRUMENTS EVIDENCING LOANS.

4.1         Draw Note. The Draw Loan shall be evidenced by Draw Notes (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to the Bank and given in substitution therefor, each a “Draw Note”) in the form of Exhibit A attached hereto, duly executed by the Borrowers and payable to the order of the Bank in the amount of each disbursement of the Draw Loan. At the time of the initial disbursement of the Draw Loan and at each time an additional disbursement shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Draw Loans advanced hereunder, (ii) any unpaid interest owing on the Draw Loan, and (iii) all amounts repaid on the Draw Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrowers under the Draw Note to repay the principal amount of the Draw Loans, together with all interest accruing thereon.

5.	MANNER OF BORROWING.

Subject to the remaining provisions of the Loan Agreement, as amended by this Agreement, disbursements of the Draw Loan shall be subject to the following conditions:

5.1        Draw Loan. The Draw Loan shall be made available to the Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request which the Bank in good faith believes to emanate from a properly authorized representative of the Borrowers, whether or not that is in fact the case. Each such request shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date and the requested amount of borrowing for the disbursement. A request for a disbursement under the Draw Loan must be (i) received by the Bank no later than 11:00 a.m. Jacksonville, Florida time, three (3) days before the day it is to be funded. The proceeds of each disbursement shall be made available at the office of the Bank by credit to the account of the Borrowers or by other means requested by the Borrowers and acceptable to the Bank. Borrowers do hereby irrevocably confirm, ratify and approve all such advances by the Bank and do hereby indemnify the Bank against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Bank harmless with respect thereto.

6.	GRANT OF SECURITY FOR THE OBLIGATIONS.

6.1          Security for Obligations. As additional security for the payment of the Obligations, including those arising from and in any way related to the Draw Loan, Borrowers do hereby irrevocably pledge, assign, transfer, hypothecate and deliver to the Bank and do hereby grant and hypothecate to the Bank a continuing and unconditional security interest in and to any and all property of Borrowers, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the kiosk assets and customer contracts acquired by Borrowers from FMi and Tejas (the “Acquisition Agreements” and “Acquisition Assets”) as-more particularly set forth on Schedule 6.1 and Schedule 6.2 of the this First Amendment (all of which assets, along with the products and proceeds therefrom) are also individually and collectively referred to as “Acquisition Collateral”).

6.2          Cross-Collateral. Any Collateral of Borrowers pledged or secured under any other agreements with the Bank, shall secure all of the Obligations hereunder and the Acquisition Collateral pledged to the Bank under this First Amendment shall secure all of the Obligations to the Bank under any other Loan Documents heretofore or hereafter existing.

6.3          Assignment of Contracts, Leases, and Agreements.

(a)           In addition to the Acquisition Collateral described in this Section 6 and its subparts as referenced above and in order to further secure the payment of the Loans and Borrowers’ Obligations under the Loan Documents now or hereafter existing between Borrowers, hereinafter referred to as Assignors, and the Bank, hereinafter referred to as Assignee, and as an essential and integral part of this First Amendment, and in consideration of the making of the $1,650,000 Draw Loan, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the said Assignors do hereby immediately and absolutely sell, assign, transfer, convey and set over unto the Assignee, its successors and assigns, all right, title, interest and privileges which the Assignors have and may have in any and all contracts, leases, and agreements now existing or hereafter made with respect to the placement, rental and servicing of ATM and/or DVD kiosks purchased by Borrowers from FMi and/or Tejas, as particularly identified on Schedule 6.1 (collectively the “Acquisition Agreements”), including all of the rents, issues, income, revenue, and profits due and becoming due under the Acquired Agreements. The acceptance of this Assignment and the collection of rents, issues, income, revenue, payments, or profits under the Acquired Agreements hereby assigned shall not constitute a waiver of any rights of the Assignee under the terms of the Loan Documents.

(b)           With respect to Acquired Agreements, Borrowers covenant to the Bank that, upon the renewal or extension of any of the customer agreements that Borrower acquires from FMi, Borrowers shall obtain, and deliver to the Bank, a written consent of the customer party to such agreement (the “Customer Consent”) in form and substance reasonably satisfactory to the Bank, consenting to the collateral assignment of such customer agreement to the Bank. Borrowers’ renewal or extension of any such customer agreement without obtaining and providing to the Bank such Customer Consent shall be an Event of Default, entitling the Bank to exercise all rights and remedies available to the Bank upon an Event of Default.

7.           REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties as set forth in the Loan Agreement, Borrowers make the following representation and warranty to the Lender:

7.1          Collateral Representations. (i) one or more of Borrowers are the sole owner of the Acquisition Collateral, free from any Lien of any kind, other than the Lien of the Bank; and (ii) except as previously disclosed to the Bank, the Acquired Agreements have been duly assigned by FMi and Tejas, as applicable, to Borrowers and are valid and enforceable against their customers.

8.           MISCELLANEOUS.

8.1.         Waiver and Release of Claims. Borrowers represent to the Bank that none of them has any defense, setoff, claim or counterclaim of any kind or nature whatsoever against the Bank in connection with the Loan Documents or any extensions, amendments or modifications thereof or any action taken or not taken by the Bank with respect thereto. Without limiting the generality of the foregoing, and in consideration of the Bank’s agreements hereunder, Borrowers hereby release and forever discharge the Bank, its affiliates and each of their officers, agents, employees, attorneys, insurers, successors and assigns (collectively the “Released Parties”), from and against any and all liabilities, rights, claims, losses, expenses, or causes of action, known or unknown, arising out of any action or inaction by any of the Released Parties to the date hereof with respect to this First Amendment or the other Loan Documents, or any matter in any way related thereto or arising in conjunction therewith. Borrowers also waive, release, and forever discharge the Released Parties and each of them from and against any and all known or unknown rights to setoff, defenses, claims, counterclaims, causes of action and any other bar to the enforcement of this First Amendment or the other Loan Documents.

8.2          Disclaimer of Reliance. Borrowers expressly disclaim any reliance on any oral representation made by the Released Parties or any of them with respect to the subject matter of this First Amendment. Borrowers acknowledge and agree that the Bank is specifically relying upon the representations, warranties, releases and agreements contained herein and in the other Loan Documents, and that this First Amendment is being executed by Borrowers and delivered to the Bank as an inducement to the Bank to amend the Loan Agreement as herein provided.

8.3.         Terms and Reaffirmation of Representations and Warranties. All terms and provisions of the Loan Documents not expressly amended hereby shall remain in full force and effect, and all representations and warranties, negative covenants, affirmative covenants and financial covenants made in the Loan Documents are incorporated herein by reference and reaffirmed as of the date hereof.

8.4          Expenses. Borrowers agree to pay all of the Bank’s expenses and costs, including without limitation attorneys’ fees and costs related to the negotiation, preparation and execution of the First Amendment and in connection with the enforcement of this First Amendment or any of the Loan Documents, all of which expenses and costs shall constitute additional indebtedness of Borrowers pursuant to the Loan Documents.

8.5          Counterparts. This First Amendment may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall be binding on and inure to the benefit of the undersigned and their respective successors and assigns as if all had signed one instrument.

8.6          Joint and Several Liability. Borrowers are jointly and severally liable for all Obligations imposed upon them under the terms of this First Amendment and the Loan Documents.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan and Security Agreement as of the date first above written.

BORROWERS:

GLOBAL AXCESS CORP, a Nevada corporation

By:
George A. McQuain, President

NATIONWIDE MONEY SERVICES, INC., a Nevada corporation

By:
George A. McQuain, President

NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation

By:
George A. McQuain, President

EFT INTEGRATION, INC., a Florida corporation

By:
George A. McQuain, President

SEE PAGE 8 FOR FIFTH THIRD BANK SIGNATURES

Continuation of Signature Page of First Amendment to Loan and Security Agreement.

BANK:

FIFTH THIRD BANK,
an Ohio banking corporation

By:
Name:
Title:

Exhibit A to

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

FORM OF DRAW NOTE

$ ____________________	Date: ___________, 201_
Jacksonville, Florida

FOR VALUE RECEIVED, GLOBAL AXCESS CORP., a Nevada corporation, NATIONWIDE MONEY SERVICES, INC., a Nevada corporation, NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation, and EFT INTEGRATION, INC., a Florida corporation (collectively “Borrowers”), jointly and severally, promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (hereinafter, together with any holder thereof, the “Bank”), whose address is 9716 San Jose Boulevard, Suite 200, Jacksonville, FL 32257, the principal sum of __________________ AND __/100 DOLLARS ($______), with interest from the date of disbursement until paid in full, on the unpaid principal balance from time to time hereunder, at the LIBOR Rate, as defined in that certain Loan and Security Agreement dated June 18, 2010, by and between Borrowers and Bank, as amended by First Amendment to Loan and Security Agreement dated December__, 2010, and as further amended, supplemented or modified from time to time (collectively, the “Loan Agreement”), calculated on the basis of the actual number of days elapsed in a 360-day year of 12 months of 30 days each, payable in arrears, all payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, said principal and interest being payable as follows:

(a)
Principal and accrued interest, fully amortized over the term of this Note, shall be due and payable in equal monthly installments, commencing on _______, 201_, and continuing on the ____ day of each calendar month thereafter, through and including  ______, 201_.; and

(b)
The remaining principal balance, together with accrued and unpaid interest thereon, shall be due and payable in full that date which is the earlier of (i) 36 months following the date of this Note and (ii) expiration or earlier termination of the customer agreement(s) that were acquired with the proceeds of this Note, as contemplated under the Loan Agreement (either such event being referred to as the “Draw Note Maturity Date”), but in any event not later than December 15, 2013 (the “Draw Loan Maturity Date”).

Capitalized words and phrases not otherwise defined herein shall have the meaning assigned thereto in the Loan Agreement, which by reference thereto is fully incorporated herein.

This Note evidences a disbursement under the Draw Loan as provided in the Loan Agreement to the Loan Agreement, which includes certain terms and conditions under which the Draw Note Maturity Date or the Draw Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Documents, including the UCC-1 Financing Statement(s) evidencing a blanket lien on all of the Collateral as more specifically described in the Loan Documents.

Principal and interest shall be paid to the Bank at its address set forth above, or at such other place as the holder of this Note shall designate in writing to the Borrowers. The Bank’s disbursement under the Draw Loan, as evidenced by this Note, and all payments on account of the principal and interest of this Note, shall be recorded on the books and records of the Bank and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Bank, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, the Borrowers waive presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Draw Note, and assent to any extension or postponement of the time of payment or any other indulgence.

The Bank’s disbursement under the Draw Loan, as evidenced by this Note, has been made at the Bank’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Florida, in which state it shall be performed, and shall be binding upon the Borrowers, and their respective legal representatives, successors, and assigns.

Wherever possible, each provision of the Loan Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Note. The term “Borrowers” as used herein shall mean all parties executing this Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

IN WITNESS WHEREOF, the Borrowers have executed this Note as of the date set forth above.

GLOBAL AXCESS CORP.,	NATIONWIDE MONEY SERVICES, INC.,
a Nevada corporation	a Nevada corporation

By:	By:
Name: George A. McQuain	Name: George A. McQuain
Title: President	Title: President

NATIONWIDE NTERTAINMENT	EFT INTEGRATION, INC.,
SERVICES, INC., a Nevada corporation	a Florida corporation

By:	By:
Name: George A. McQuain	Name: George A. McQuain
Title: President	Title: President

Documentary stamp tax in the amount of $________________ has been paid in connection with this Note and remitted directly to the Florida Department of Revenue.

EXHIBIT B

COLLATERAL ASSIGNMENT OF CONTRACTS

THIS COLLATERAL ASSIGNMENT OF CONTRACTS (this “Agreement” or “Assignment”), is entered into as of December__, 2010 (the “Effective Date”) by and between:

GLOBAL AXCESS CORP, a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; NATIONWIDE MONEY SERVICES, INC., a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256; EFT INTEGRATION, INC., a Florida corporation, whose address is: 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, (collectively, “Assignor” or “Borrower”); and FIFTH THIRD BANK, an Ohio Banking corporation, with an address at 9716 San Jose Blvd., Suite 200, Jacksonville, FL 32257 (the “Assignee” or “Bank”).

BACKGROUND

A.           Borrower and the Bank entered into a Loan and Security Agreement, dated as of June 18, 2010, and other related Loan Documents, all dated as of June 18, 2010, including, but not limited to, a $2,000,000 Draw Loan Commitment and a $5,000,000 Term Loan Commitment. Borrower has now requested additional financing in the amount of $1,650,000 for purposes other than as stated in said Loan and Security Agreement, including the purchase of certain assets, customer contracts and transition services agreements from FMiATM, Inc. (“FMi”) and Tejas Video Partners, Ltd. (“Tejas”) to be used in connection with Borrower’s ongoing business (FMi and Tejas are hereinafter referred to, collectively, as the “Customers”);

B.           Pursuant to Borrower’s request, the Bank is willing to extend such additional financial accommodation to Borrower under the terms and conditions set forth in that certain Loan and Security Agreement, dated June 18, 2010, as amended by the First Amendment to Loan and Security Agreement of even date herewith (as so amended, the “Loan Agreement”);

C.           Pursuant to said First Amendment to Loan and Security Agreement, the Bank required that Borrower assign to the Bank for collateral purposes Borrower’s rights under certain of Borrower’s customer contracts and certain transition services agreements as more specifically set forth in this Agreement.

In consideration of the foregoing and the mutual agreements hereinafter set forth, Borrower and the Bank hereby enter into this Agreement.

1.            Capitalized Terms. Capitalized terms not otherwise defined herein shall continue to have the meanings given them in the Loan Documents as such term is defined in the Loan Agreement.

2.            Assignment of Contracts. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS, CONVEYS, PLEDGES, and ASSIGNS to the Bank for collateral security purposes all of its rights, titles, and interests in, to and arising from the following (together with the right, upon the occurrence of an Event of Default by Borrower, to collect and receive all revenues, monies, proceeds, benefits, and payments due and to become due to Borrower and accruing and to accrue unto Borrower under or by virtue of the same), in each case, pursuant to the terms and provisions of this Agreement: (i) Borrower’s customer contracts and transition services with FMi and Tejas, as such contracts and agreements are entered into from and after the date hereof and as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Contracts”); and (ii) any and all amendments, renewals and supplements of said Contracts.

3.            Grant of Security Interest. This Agreement is entered into and is made and given as additional collateral security for the prompt payment when due of the Obligations of Borrower to the Bank as evidenced or secured by, or otherwise provided in, the Loan Agreement and any of the other Loan Documents, all of which have been made by Borrower with or for the benefit of the Bank, whether such Obligations are now existing or hereafter created, direct or indirect, absolute or contingent, joint or several, due or to become due, howsoever created, evidenced or arising and howsoever acquired by the Bank, and any and all renewals, extensions or refinancings thereof.

4.            Ongoing Representations and Warranties of Borrower. Borrower represents and warrants to the Bank, now and continuing throughout the term of this Agreement (which representations and warranties will survive the delivery of this Agreement) that: (i) Borrower is the sole owner of its interests in the Contracts; and (ii) the Contracts are valid and enforceable and have not been altered, modified or amended in any manner whatsoever.

5.            Additional Representations and Warranties of Borrower. Borrower further represents and warrants to the Bank:

(a)          The execution of this Agreement has been duly authorized, consented to, and approved by Borrower in accordance with the terms of Borrower’s Articles of Incorporation and By-Laws and all applicable laws;

(b)          The individual executing this Agreement on behalf of Borrower has been duly appointed and designated and has the requisite authority to execute this Agreement on behalf of Borrower;

(c)          No authorization, consent, or approval from or of any other person or entity is necessary or required in connection with the execution and delivery by Borrower of this Agreement, or in connection with the performance by Borrower of its obligations hereunder;

(d)          Each of the Customer Contracts: (i) have been properly executed and delivered by or on behalf the respective Customer; and (ii) constitute the legal, valid and binding obligations of each of the Customers, enforceable against each of the Customers in accordance with their respective terms;

(e)          Borrower has not received notice of any currently pending or threatened litigation or other claim or charge relating to the Contracts or the Customers;

(f)          Borrower is in compliance with all terms and conditions stated in the Contracts.

6.           Covenants of Borrower.

(a)          Contract Performance and Assignments. Borrower shall observe and perform all the obligations imposed upon it under the Contracts, and shall not sell, transfer, assign, pledge, encumber or mortgage any or all of the Contracts, or any interest therein, without the prior written consent of the Bank.

(b)          Financing Statements. Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower to perfect the security interest granted herein by Borrower to the Bank, regardless of whether the Contracts or any of the rights thereunder fall within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, and containing any such information required by Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed. Borrower shall sign and execute alone or with the Bank any other document or procure any documents and pay any connected costs, expenses and fees, including court costs and reasonable attorneys’ fees, necessary to protect the security interest under this Agreement against the rights, interests or claims of third parties.

(c)          Further Assurances. Borrower shall execute and deliver at the request of the Bank, all such further assurances, acknowledgments and certificates for the purposes hereof as the Bank shall from time to time require.

7.           Rights, Duties and Powers of the Bank.

(a)          Rights and Powers. Upon the occurrence of an Event of Default, Borrower does hereby irrevocably authorize and empower the Bank to do the following, by and on behalf of Borrower, and in Borrower’s name, place and stead:

(i)          Remedies. The Bank shall have all the rights and remedies of a secured party under the applicable Uniform Commercial Code, including the right to appoint a receiver with court approval, and in addition to any other rights or remedies it may have hereunder or under the Loan Agreement. Without limiting the Bank’s rights and remedies, Borrower hereby irrevocably authorizes and empowers the Bank, at any time after the occurrence of an Event of Default, in Borrower’s name or in the Bank’s name, to demand, collect, receive, setoff against, sue for and give acquaintance for any and all monies and claims for monies hereby assigned and to exercise any and all rights and privileges and receive all benefits accorded to Borrower under the Contracts and to execute other required instruments or to take any action reasonably deemed necessary or appropriate to protect Borrower’s rights hereunder. All rights and remedies referred to herein shall be cumulative and non-exclusive.

(b)          Disclaimer. This Agreement constitutes an assignment of the rights of Borrower with respect to the Contracts only and not an assignment or delegation of any duties or obligations of Borrower with respect thereto and by its acceptance hereof the Bank does not undertake to perform or discharge and shall not be responsible or liable for the performance or discharge of any such duties or responsibilities. Borrower does hereby agree to indemnify and hold the Bank harmless from and against any and all liabilities, costs, damages and expenses incurred by the Bank in connection with this Agreement, other than those arising as a result of the Bank’s negligence or willful misconduct.

(c)          Authorization to Customers. Upon the occurrence of an Event of Default by Borrower, the Customers under the Contracts are hereby irrevocably authorized and directed to recognize the claims of the Bank, or the exercise of any rights and powers granted to the Bank pursuant to this Assignment, without investigating the reason for any action taken by the Bank (or duly appointed receiver), or the validity or the amount of indebtedness owing to the Bank, or the existence of any other event of default under any one or all of the Loan Documents, or under or by reason of this Assignment, or the application of such claims to be made by the Bank (or duly appointed receiver).

8.           Miscellaneous.

(a)          Binding Effect. The satisfaction or discharge of any part of the Obligations shall not in any way satisfy or discharge this Agreement, but this Agreement shall remain in full force and effect until the date upon which the Obligations are paid and satisfied in full. This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

(b)          Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution and delivery of this Agreement and shall be remade on the date of each borrowing by Borrower from the Bank.

(c)          Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Assignment) shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the mailing addresses specified in the Loan Agreement or, as to any other party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given as provided in the Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Collateral Assignment of Contracts as of the date first above written.

BORROWER:

GLOBAL AXCESS CORP, a Nevada corporation

By:	/s/ George A. McQuain
George A. McQuain, President

NATIONWIDE MONEY SERVICES, INC., a Nevada corporation

By:	/s/ George A. McQuain
George A. McQuain, President

NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation

By:	/s/ George A. McQuain
George A. McQuain, President

EFT INTEGRATION, INC., a Florida corporation

By:	/s/ George A. McQuain
George A. McQuain, President

BANK:

FIFTH THIRD BANK,
an Ohio banking corporation

By:
Name:
Title: